UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KIT digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3447894
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

168 Fifth Avenue, Suite 301, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par
value $.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-160182

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant's Securities to be Registered.

The information required by this Item is included under the captions "Description of Securities" (page 56), “Dividend Policy” (page 17), and “Shares Eligible for Future Sale” (page 58) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-160182 (the "Form S-1"), which information is incorporated herein by this reference.

Item 2.	Exhibits.

The following documents are included as exhibits to the Form S-1, as indicated, and are incorporated herein by this reference:

1.           Specimen Common Stock Certificate.

2.	(a)	Certificate of Incorporation (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

(b)
Certificate of Amendment of Certificate of Incorporation, filed with the State of Delaware on October 31, 2003 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

(c)
Certificate of Amendment to the Amended Certificate of Incorporation, filed with the State of Delaware on February 18, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

(d)
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005).

(e)
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to Form 8-K filed with the SEC on March 14, 2005).

(f)
Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005 (Incorporated by reference to Form 8-K filed with the SEC on October 4, 2005).

(g)	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005 (Incorporated by reference to Form 8-K filed with the SEC on October 4, 2005).

(h)	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on May 19, 2008 (Incorporated by reference to Form 8-K filed with the SEC on June 2, 2008).

(i)	By-laws (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

(j)	Amendment to By-laws (Incorporated by reference to Form 8-K filed with the SEC on June 1, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KIT DIGITAL, INC.

Dated: August 10, 2009	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant's Registration Statement on Form S-1, Registration No. 333-160182, declared effective on August __, 2009 (the "Form S-1"), as indicated, and are incorporated herein by this reference:

1.           Specimen Common Stock Certificate.

2.	(a)	Certificate of Incorporation of (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

(b)
Certificate of Amendment of Certificate of Incorporation, filed with the State of Delaware on October 31, 2003 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

(c)
Certificate of Amendment to the Amended Certificate of Incorporation, filed with the State of Delaware on February 18, 2004 (Incorporated by reference to Form SB-2 (File No. 333-120605), filed with the SEC on November 18, 2004).

(d)
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005).

(e)
Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005 (Incorporated by reference to Form 8-K filed with the SEC on March 14, 2005).

(f)
Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005 (Incorporated by reference to Form 8-K filed with the SEC on October 4, 2005).

(g)	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005 (Incorporated by reference to Form 8-K filed with the SEC on October 4, 2005).

(h)	Certificate of Amendment to the Certificate of Incorporation, filed with the Delaware Secretary of State on May 19, 2008 (Incorporated by reference to Form 8-K filed with the SEC on June 2, 2008).

(i)	By-laws (Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999).

(j)	Amendment to By-laws (Incorporated by reference to Form 8-K filed with the SEC on June 1, 2009).